Exhibit 4.65

Dated  18  May 2018
US$34,500,000
US$33,120,000 outstanding
AMENDMENT TO TERM LOAN FACILITY
PARTNER SHIPPING CO. and
CHAMPION OCEAN NAVIGATION CO.
as joint and several Borrowers
and
SEANERGY MARITIME HOLDINGS CORP.
as Corporate Guarantor
and
AMSTERDAM TRADE BANK N.V.
as Arranger
and
AMSTERDAM TRADE BANK N.V.
as Facility Agent
and
AMSTERDAM TRADE BANK N.V.
as Security Agent

SUPPLEMENTAL AGREEMENT
relating to
a senior secured loan facility of up to US$34,500,000
to (i) finance m.v. "PARTNERSHIP" (ex "DONG-A ARTEMIS") and
(ii) refinance part of certain existing indebtedness
secured over m.v. "CHAMPIONSHIP"

W A T S O N  F A R L E Y
&
W I L L I A M S

Index

Clause Page
1	Definitions and Interpretation	2
2	Agreement of the Finance Parties	2
3	Conditions Precedent	3
4	Representations	3
5	Amendments to Facility Agreement and other Finance Documents	3
6	Further Assurance	8
7	Costs and Expenses	8
8	Notices	8
9	Counterparts	8
10	Governing Law	8
11	Enforcement	8

Schedules

Schedule 1 The Lenders		10
Schedule 2 Conditions Precedent		11

Execution

Execution Pages		12

THIS AGREEMENT is made on  18  May 2018
PARTIES
(1)
PARTNER SHIPPING CO., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at the Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH 96960, Marshall Islands as a borrower ("Borrower A");

(2)
CHAMPION OCEAN NAVIGATION CO., a corporation incorporated in the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia as a borrower ("Borrower B" and together with Borrower A, the "Borrowers" and each, a "Borrower");

(3)
SEANERGY MARITIME HOLDINGS CORP., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at the Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH 96960, Marshall Islands as corporate guarantor (the "Corporate Guarantor");

(4)	AMSTERDAM TRADE BANK N.V. as arranger (the "Arranger");
(5)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as lenders (the "Original Lenders");
(6)	AMSTERDAM TRADE BANK N.V. as agent of the other Finance Parties (the "Facility Agent"); and
(7)	AMSTERDAM TRADE BANK N.V. as security agent for the Secured Parties (the "Security Agent").
BACKGROUND
(A)	By the Facility Agreement, the Lenders agreed to make available to the Borrowers a facility of up to $34,500,000, of which $33,120,000 is outstanding as at the date of this Agreement.
(B)
The Obligors have requested (the "Relaxation Request") that the Lenders and the other Finance Parties give their consent to relax the financial covenants of the Corporate Guarantor under paragraph (b) of clause 21.2 (Other financial covenants) of the Facility Agreement during the period commencing on 30 June 2018 and ending on 29 June 2019 (inclusive) (the "Relaxation Period") so that during the Relaxation Period:

(i)	the EBITDA to Net Interest Expense Ratio is at least 1.2:1; and
(ii)	the Leverage Ratio does not exceed 85 per cent. (other than during the period from 31 March 2019 until the end of the Relaxation Period when the percentage shall be reduced to 80 per cent.).
(C)
The Parties to this Agreement have agreed that the Borrowers will proceed with the change of their country of incorporation from the Republic of The Marshall Islands or the Republic of Liberia (as the case may be) to the Republic of Malta.

(D)
This Agreement sets out the terms and conditions on which the Lenders and the other Finance Parties agree, with effect on and from the Effective Date, at the request of the Obligors, to the Relaxation Request and to the consequential amendment of the Facility Agreement and the other Finance Documents in connection with those matters.

OPERATIVE PROVISIONS
1 DEFINITIONS AND INTERPRETATION
1.1	Definitions
In this Agreement:
"Effective Date" means the date on which the conditions precedent in Clause 3 (Conditions Precedent) are satisfied.
"Facility Agreement" means the facility agreement dated 24 May 2017 (as amended and restated by the deed of accession, amendment and restatement dated 25 September 2017) and made between, amongst others, (i) the Borrowers as joint and several borrowers, (ii) the Corporate Guarantor as corporate guarantor, (iii) the Arranger as arranger, (iv) the Original Lenders as lenders, (v) the Facility Agent as facility agent and (vi) the Security Agent as security agent.
"Party" means a party to this Agreement.
1.2	Defined expressions
Defined expressions in the Facility Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.
1.3	Application of construction and interpretation provisions of Facility Agreement
Clause 1.2 (construction) of the Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.
1.4	Agreed forms of new, and supplements to, Finance Documents
References in Clause 1.1 (Definitions) to any new or supplement to a Finance Document being in "agreed form" are to that Finance Document:
(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by the Borrowers and the Facility Agent); or
(b)
in any other form agreed in writing between the Borrowers and the Facility Agent acting with the authorisation of the Majority Lenders or, where clause 43.3 (other exceptions) of the Facility Agreement applies, all the Lenders.

1.5	Designation as a Finance Document
The Borrowers and the Facility Agent designate this Agreement as a Finance Document.
1.6	Third party rights
Unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Agreement.
2	AGREEMENT OF THE FINANCE PARTIES
2.1	Agreement of the Lenders
The Lenders agree, subject to and upon the terms and conditions of this Agreement, to:

(a)	the Relaxation Request; and
(b)	the consequential amendments to the Facility Agreement and the other Finance Documents.
2.2	Agreement of the Finance Parties
The Finance Parties agree, subject to and upon the terms and conditions of this Agreement, to the consequential amendment of the Facility Agreement and the other Finance Documents in connection with the matters referred to in Clause 2.1 (Agreement of the Lenders).
2.3	Effective Date
The agreement of the Lenders and the other Finance Parties contained in Clause 2.1 (Agreement of the Lenders) and Clause 2.2 (Agreement of the Finance Parties) shall have effect on and from the Effective Date.
3	CONDITIONS PRECEDENT
The agreement of the Lenders and the other Finance Parties contained in Clause 2.1 (Agreement of the Lenders) and Clause 2.2 (Agreement of the Finance Parties) is subject to:
(a)	no Default continuing on the date of this Agreement and the Effective Date or resulting from the occurrence of the Effective Date;
(b)	the Repeating Representations to be made by each Obligor being true on the date of this Agreement and the Effective Date; and
(c)
the Facility Agent having received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent on or before the Effective Date or such later date as the Facility Agent may agree with the Borrowers.

4	REPRESENTATIONS
4.1	Facility Agreement representations
Each Obligor that is a party to the Facility Agreement makes the representations and warranties set out in clause 19 (representations) of the Facility Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.
4.2	Finance Document representations
Each Obligor makes the representations and warranties set out in the Finance Documents (other than the Facility Agreement) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.
5	AMENDMENTS TO FACILITY AGREEMENT AND OTHER FINANCE DOCUMENTS
5.1	Specific amendments to the Facility Agreement
With effect on and from the Effective Date the Facility Agreement shall be, and shall be deemed by this Agreement to have been, amended as follows:
(a)	by replacing any references to "Schedule 2 (Conditions Precedent)" throughout the Facility Agreement with "Schedule 2 (Conditions Precedent and Conditions Subsequent)";

(b)	by deleting the definitions of "Borrower A" and "Borrower B" in the section of Parties thereof in their entirety and replacing them with the following new definitions:
"(1)
PARTNER SHIPPING CO., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at the Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH 96960, Marshall Islands as a borrower, such corporation to be re-domiciled to the Republic of Malta on the Re-domiciliation Date and named Partner Shipping Co. Limited and to have its registered address at 147/1 St Lucia Street, Valletta, VLT 1185, Malta ("Borrower A");

(2)
CHAMPION OCEAN NAVIGATION CO., a corporation incorporated in the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia as a borrower, such corporation to be re-domiciled to the Republic of Malta on the Re-domiciliation Date and named Champion Ocean Navigation Co. Limited and to have its registered address at 147/1 St Lucia Street, Valletta, VLT 1185, Malta ("Borrower B" and together with Borrower A, the "Borrowers" and each, a "Borrower");";

(c)	by inserting the new definitions of "Maltese Shares Security", "Re-domiciliation" and "Re-domiciliation Date" in clause 1.1 thereof in alphabetical order as follows:
""Maltese Shares Security" means, in relation to a Borrower, a document creating Security over the Maltese share capital of that Borrower in agreed form.
"Re-domiciliation" means, in relation to each Borrower, the change of the country of incorporation of that Borrower from the Republic of The Marshall Islands or the Republic of Liberia (as the case may be) to the Republic of Malta on the Re-domiciliation Date.
"Re-domiciliation Date" means, in relation to each Borrower, the date on which that Borrower is re-domiciled from the Republic of The Marshall Islands or the Republic of Liberia (as the case may be) to the Republic of Malta.";
(d)	by including the Maltese Shares Security in the definition of "Security Documents" in clause 1.1 thereof;
(e)	by inserting a new clause 4.5 (Conditions Subsequent) in clause 4 (Conditions of Utilisation) thereof as follows:
"4.5 Conditions subsequent
The Borrowers undertake to deliver or cause to be delivered to the Facility Agent by no later than 30 June 2018 (or such later date agreed by the Facility Agent, acting with the authorisation of the Majority Lenders) evidence satisfactory to the Facility Agent of the submission of all requisite documentation to the Registry of Companies in Malta for the Re-domiciliation of each Borrower and, as soon as possible thereafter (but, in no event later than 5 Business Days and, in the case of paragraph 5(b) in Part D of Schedule 2, 60 days), the additional documents and other evidence listed in Part D of Schedule 2 in form and substance satisfactory to the Facility Agent evidencing, inter alia, that such Re-domiciliation has been implemented and that the relevant Finance Documents remain in full force and effect.";
(f)	by inserting a new sub-paragraph (d) in clause 19.2 (Status) thereof as follows:
"(d)
On the Re-domiciliation Date, each Borrower shall be (and will thereafter continue to be) a corporation, duly incorporated and validly existing in good standing under the law of the Republic of Malta.";

(g)	by inserting a new sub-paragraph (e) in clause 19.3 (Share capital and ownership) thereof as follows:
"(e)
On the Re-domiciliation Date, each Borrower shall have (and thereafter will continue to have) an authorised share capital of €1,500 divided into one thousand five hundred (1,500) ordinary shares of a nominal value of one Euro (€1) each, all of which will have been issued in registered form and will have been fully paid.";

(h)
by deleting the words "16 G. Lambraki Str., Premiera Mall, 2nd floor 166 74 Glyfada, Greece" in clause 19.32 (Place of business) thereof and replacing them with the words "154 Vouliagmenis Avenue 166 74 Glyfada, Greece";

(i)	by deleting sub-paragraph (b) of clause 21.2 thereof in its entirety and replacing it with the following sub-paragraphs (b) and (c):
"(b) the EBITDA to Net Interest Expense Ratio is at least equal to:
(i)	from 30 June 2018 until 29 June 2019 (inclusive), 1.2:1; and
(ii)	from 30 June 2019 and for the remainder of the Security Period, 2:1; and
(c) the Leverage Ratio does not exceed:
(iii)	from 30 June 2018 until 30 March 2019 (inclusive), 85 per cent.;
(iv)	from 31 March 2019 until 29 June 2019 (inclusive), 80 per cent.; and
(v)	from 30 June 2019 and for the remainder of the Security Period, 75 per cent.";
(j)	by inserting the following words after the words "Shares Security" in sub-paragraphs (b) and (c) of clause 22.17 (Share capital)thereof:
"or, on the Re-domiciliation Date, the Maltese Shares Security,";
(k)	by inserting the following words after the words "Marshall Islands and "Liberia" in the "Place of Incorporation" section in respect of the Borrowers in part A of schedule 1 thereof:
"or, on the Re-domiciliation Date, Malta";
(l)
by deleting the words "16 G. Lambraki Str., Premiera Mall, 2nd floor 166 74 Glyfada, Greece" in the "Address for Communication" section in respect of the Borrowers and the Corporate Guarantor in part A of schedule 1 thereof and replacing them with the words "154 Vouliagmenis Avenue 166 74 Glyfada, Greece";

(m)	by inserting a new Part D in schedule 2 (Conditions Precedent and Conditions Subsequent) thereof as follows:
" PART D
CONDITIONS SUBSEQUENT
1	Documents for Re-domiciliation
(a)	Evidence that any required documents as requested by the Registry of Companies in Malta in respect of the Re-domiciliation of each Borrower has been provided to the Registry of Companies in Malta.

(b)	The new constitutional documents and certificate of goodstanding evidencing the Re-domiciliation of each Borrower (including, without limitation, its provisional certificate of continuation in Malta).
2	Maltese Shares Security
A duly executed original of the Maltese Shares Security in respect of each Borrower (and of each document to be delivered under each of it, including, without limitation, original new shares certificates of each re-domiciled Borrower).
3	Other documents and evidence
(a)
A duly executed original of a side letter executed by, amongst others, the Borrowers and the Corporate Guarantor immediately after the Re-domiciliation confirming that all their respective obligations and Security granted by them remain in full force and effect, in agreed form.

(b)
Evidence of service that a notice of pledge in respect of each Maltese Shares Security has been delivered (either by the Facility Agent or the relevant Borrower) to the Registry of Companies in Malta for registration under 122 (2) of the Companies Act (Chapter 386 of the Laws of Malta) and to any other party under the relevant Maltese Shares Security, each within 14 days from the date of issuance of the provisional certificate of registration in Malta in respect of each Borrower.

(c)
A power of attorney issued by the Security Agent authorising Maltese counsel to serve the notice set out in paragraph (b) above to the other parties in each Maltese Shares Security and to submit such notice to the Maltese Registry.

(d)	Any documents required to be executed under Dutch law to ensure that the Account Security remains in full force and effect.
(e)	Evidence of notification to the insurers regarding the Re-domiciliation.
4	Legal opinions
Legal opinions of the legal advisers to the Arranger, the Facility Agent and the Security Agent in the jurisdiction of Malta and the Marshall Islands in respect of the Maltese Shares Securities after the Re-domiciliation.
5	Evidence of permanent registration
(a)	Evidence that each Borrower has ceased to be a corporation incorporated in the Republic of The Marshall Islands or the Republic of Liberia (as the case may be).
(b)	A permanent certificate of continuation in respect of each Borrower confirming that it has been permanently registered as continuing in the Republic of Malta.";
(n)	by inserting a new sub-clause in clause 43 (Amendments and Waivers) thereof as follows:
"43.6 Release of Shares Securities"
At the earlier of (i) the end of the Security Period and (ii) the Re-domiciliation Date and provided that the Corporate Guarantor as shareholder will execute a Maltese Shares Security in respect of the shares of each Borrower in favour of the Security Agent, the Security Agent shall, at the request and cost of the Corporate Guarantor, release the Security constituted by the existing Shares Securities and, as appropriate, re-assign (without any warranty, representation, covenant or other recourse) to the Corporate Guarantor such rights as the Security Agent then has to, in or in connection with, the

Secured Assets (as defined in the relevant Shares Security) and return to the Corporate Guarantor (or as the Corporate Guarantor may direct) the items delivered to the Security Agent pursuant to such Shares Securities.";
(o)	the definition of, and references throughout to, each Finance Document shall be construed as if the same referred to that Finance Document as amended and supplemented by this Agreement; and
(p)	by construing references throughout to "this Agreement" and other like expressions as if the same referred to the Facility Agreement as amended and supplemented by this Agreement.
5.2	Amendments to Finance Documents
With effect on and from the Effective Date each of the Finance Documents other than the Facility Agreement and the Shares Security, shall be, and shall be deemed by this Agreement to have been, amended as follows:
(a)	by deleting the definition of "Owner" in the section of Parties thereof in its entirety and replacing it with the following new definition (as the case may be):
"(1)
PARTNER SHIPPING CO., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at the Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH 96960, Marshall Islands as a borrower, such corporation to be re-domiciled to the Republic of Malta on the Re-domiciliation Date and named Partner Shipping Co. Limited and to have its registered address at 147/1 St Lucia Street, Valletta, VLT 1185, Malta  (the "Owner");"

or
(1)
CHAMPION OCEAN NAVIGATION CO., a corporation incorporated in the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia as a borrower, such corporation to be re-domiciled to the Republic of Malta on the Re-domiciliation Date and named Champion Ocean Navigation Co. Limited and to have its registered address at 147/1 St Lucia Street, Valletta, VLT 1185, Malta (the "Owner");";

(b)	by inserting a new definition "Re-domiciliation Date" in clause 1.1 thereof in alphabetical order as follows (as the case may be):
""Re-domiciliation Date" means the date on which the Owner is re-domiciled from the Republic of The Marshall Islands to the Republic of Malta.";
or
""Re-domiciliation Date" means the date on which the Owner is re-domiciled from the Republic of Liberia to the Republic of Malta.";
(c)
the definition of, and references throughout each of the Finance Documents to, the Facility Agreement and any of the other Finance Documents shall be construed as if the same referred to the Facility Agreement and those Finance Documents as amended and supplemented by this Agreement; and

(d)
by construing references throughout each of the Finance Documents to "this Agreement", "this Deed" and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.3	Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect as amended and supplemented by:
(a)	the amendments to the Finance Documents contained or referred to in Clause 5.1 (Specific amendments to the Facility Agreement) and Clause 5.2 (Amendments to Finance Documents); and
(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.
6	FURTHER ASSURANCE
Clause 22.21 (Further assurance) of the Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.
7	COSTS AND EXPENSES
Clause 16.2 (amendment costs) of the Facility Agreement, as amended and supplemented by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.
8	NOTICES
Clause 37 (notices) of the Facility Agreement, as amended and supplemented by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.
9	COUNTERPARTS
This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
10	GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
11	ENFORCEMENT
11.1	Jurisdiction
(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.
(c)
This Clause 11.1 (Jurisdiction) is for the benefit of the Secured Parties only.  As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

11.2	Service of process
(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)
irrevocably appoints Messrs E. J. C. Album Solicitors, presently of Landmark House, 190 Willifield Way, London NW11 6YA, England (attention: Mr Edward Album, tel: +44 208 455 7653, fax: +44 208 457 5558 and email: ejca@mitgr.com) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.
(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrowers (on behalf of all the Obligors) must immediately (and in any event within 5 days of such event taking place) appoint another agent on terms acceptable to the Facility Agent.  Failing this, the Facility Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE LENDERS

Name of Original Lender Commitment	Address for Communication	Commitment
Amsterdam Trade Bank N.V.	Strawinskylaan 1939 Amsterdam 1077 XX The Netherlands Attn: Marianthi Milopoulou Shipping Finance Email: m.milopoulou@atbank.nl / shipping.finance@atbank.nl Attn: Vassilis Kolovos Shipping Finance Email: v.kolovos@atbank.nl	$34,500,000

SCHEDULE 2

CONDITIONS PRECEDENT
1	Obligors
Documents of the kind specified in Schedule 2 Part A paragraphs 1.2 and 1.3 of the Facility Agreement.
2	Documents
2.1	A duly executed original of this Agreement.
3	Legal opinion
A legal opinion of Watson, Farley & Williams, legal advisers to the Facility Agent and the Security Agent in England, substantially in the form distributed to the Lenders before signing this Agreement.
4	Other documents and evidence
4.1
A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by this Agreement or for the validity and enforceability of any Finance Document as amended and supplemented by this Agreement.

4.2	Evidence that the costs and expenses then due from the Borrowers pursuant to Clause 7 (Costs and Expenses) have been paid or will be paid by the Effective Date.

EXECUTION PAGES

BORROWERS

SIGNED by	)	/s/ Stavros Gyftakis
Stavros Gyftakis	)
duly authorised	)
for and on behalf of	)
PARTNER SHIPPING CO.	)
in the presence of:	)

Witness' signature:	)
Witness' name: Andreas Giakoumelos	)	/s/ Andreas Giakoumelos
Witness' address:	)

SIGNED by
Stavros Gyftakis	)
duly authorised	)	/s/ Stavros Gyftakis
for and on behalf of	)
CHAMPION OCEAN NAVIGATION CO.	)
in the presence of:	)

Witness' signature:	)
Witness' name: Andreas Giakoumelos	)	/s/ Andreas Giakoumelos
Witness' address:	)

CORPORATE GUARANTOR

SIGNED by
Stavros Gyftakis	)
duly authorised	)	/s/ Stavros Gyftakis
for and on behalf of	)
SEANERGY MARITIME HOLDINGS CORP.	)
in the presence of:	)

Witness' signature:	)
Witness' name: Andreas Giakoumelos	)	/s/ Andreas Giakoumelos
Witness' address:	)

ORIGINAL LENDERS

SIGNED by	)
Alexia – Maria Chatzimichali	)	/s/ Alexia-Maria Chatzimichali
duly authorised	)
for and on behalf of	)
AMSTERDAM TRADE BANK N.V.	)
in the presence of:	)

Witness' signature:	)
Witness' name: Andreas Giakoumelos	)	/s/ Andreas Giakoumelos
Witness' address:	)

ARRANGER

SIGNED by	)
Alexia – Maria Chatzimichali	)	/s/ Alexia-Maria Chatzimichali
duly authorised	)
for and on behalf of	)
AMSTERDAM TRADE BANK N.V.	)
in the presence of:	)

Witness' signature:	)
Witness' name: Andreas Giakoumelos	)	/s/ Andreas Giakoumelos
Witness' address:	)

FACILITY AGENT

SIGNED by	)
Alexia – Maria Chatzimichali	)	/s/ Alexia-Maria Chatzimichali
duly authorised	)
for and on behalf of	)
AMSTERDAM TRADE BANK N.V.	)
in the presence of	)

Witness' signature:	)
Witness' name:Andreas Giakoumelos	)	/s/ Andreas Giakoumelos
Witness' address:	)

SECURITY AGENT

SIGNED by	)
Alexia – Maria Chatzimichali	)	/s/ Alexia-Maria Chatzimichali
duly authorised	)
for and on behalf of	)
AMSTERDAM TRADE BANK N.V.	)
in the presence of:	)

Witness' signature:	)
Witness' name:Andreas Giakoumelos	)	/s/ Andreas Giakoumelos
Witness' address:	)